ERIC P. LITTMAN, PA
                               7695 SW 104 Street
                                    Suite 210
                                 Miami, FL 33156
                     (305) 663-3333 Facsimile (305) 668-0003

                                 August 8, 2001

Board of Directors
The Havana Republic, Inc.
1360 Weston Road
Weston, FL 33326

Gentlemen:

We have acted as securities counsel for The Havana Republic, Inc. , ("The Havana Republic, Inc. " or the "Company"). You have asked us to render this opinion to Company.

You have advised that:


         1. The Company is current in its reporting responsibilities to the Securities and

         Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.


         2. Michael Hare has acted and will continue to act as a business consultant on behalf of the Company.

         3. In his capacities as a business consultant, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company.


         4. The Company has agreed to issue its common stock to the above-named individual as compensation for his services on behalf of the Company.


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         5. The shares to be issued to this individual are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8.

         We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

         Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individual is a proper person qualified to receive shares which are registered in a Registration Statement on Form S-8.

         We consent to the use of this letter in the Registration Statement filed on Form S-8.

Very truly yours,




/S/ERIC P.LITTMAN
-----------------
Eric P.  Littman

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